UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2023

LORDSTOWN MOTORS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38821	83-2533239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Hallock Young Road

Lordstown, Ohio 44481

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (234) 285-4001

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RIDE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 7, 2023, the Company received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that the matters raised in Nasdaq’s April 19, 2023 letter regarding the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1) for continued listing on The Nasdaq Global Select Market (the “Bid Price Requirement”) were now closed.

As previously disclosed, the Company and Foxconn (as defined below) have a dispute concerning whether the April 19 Nasdaq letter regarding the Bid Price Requirement caused a failure of a condition to closing Foxconn’s purchase of approximately 10% of the Company’s Class A common stock for $47.3 million (the “Subsequent Common Closing”). The Company believes that there was no failure of any closing condition and, in any event, the Bid Price Requirement has been met and the Company remains ready, willing and able to close the transaction as originally required by the Investment Agreement (the “Investment Agreement”) entered into by the Company on November 7, 2022 with Foxconn Ventures Pte. Ltd., an affiliate of global technology company Hon Hai Technology Group (“Foxconn”).

On June 5, 2023, the Company received the letter attached hereto as Exhibit 99.1 in which Foxconn did not acknowledge its obligation to complete the Subsequent Common Closing and instead asserted that Foxconn’s reading of the Investment Agreement would not allow for the adjustment of the number of shares to be purchased on account of the Company’s recent reverse stock split. Foxconn’s interpretation would give Foxconn the right to purchase a windfall of over 60% of the Company’s Class A common stock for $47.3 million. The Company rejects Foxconn’s interpretation of the Investment Agreement and has so advised Foxconn in a letter dated June 7, 2023 attached hereto as Exhibit 99.2.

The matters set forth in Exhibit 99.1 and Exhibit 99.2 are incorporated by reference herein.

In light of Foxconn’s conduct, the Company believes that it is unlikely that Foxconn will complete the Subsequent Common Closing. The Company believes that Foxconn’s various breaches of the Investment Agreement and pattern of bad faith have caused material and irreparable harm to the Company. Absent a prompt resolution, the Company intends to enforce its rights through litigation.

Forward-looking Statements

This report includes forward looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors. With respect to the matters addressed in this press release, those factors include, but are not limited to: the substantial doubt about our ability to continue as a going concern, which requires us to manage costs and obtain significant additional funding; our interpretation of the Investment Agreement; our ability to complete the Subsequent Common Closing and otherwise resolve our dispute with Foxconn; our ability to timely obtain necessary funding to continue our operations; and the irreparable harm to the Company that may be caused by Foxconn’s conduct.

As a result of these uncertainties, there is substantial doubt regarding our ability to continue as a going concern. Our ability to obtain additional financing is extremely limited under current market conditions, in particular for our industry, and also influenced by other factors including the significant amount of capital required, the Foxconn dispute, the fact that the bill of materials cost of the Endurance is currently, and expected to continue to be, substantially higher than our selling price, uncertainty surrounding the performance of any vehicle produced by us, meaningful exposure to material losses and costs related to ongoing litigation and the SEC investigation, the market price of our stock and potential dilution from the issuance of any additional securities. If we are unable to resolve our dispute with Foxconn in a timely manner on terms that allow us to continue operating as planned, identify other sources of substantial funding, identify a strategic partner and resolve our significant contingent liabilities, we may need to further curtail or cease operations and seek protection by filing a voluntary petition for relief under the United States Bankruptcy Code. If we file for bankruptcy protection, our ability to develop and execute our business plan, continue as a going concern, and generate value for stakeholders, if any, will be subject to the risks and uncertainties associated with bankruptcy proceedings.

Additional information on potential factors that could affect the Company and its forward-looking statements is included in the Company’s Form 10-K, Form 10-Q and subsequent filings with the SEC. All forward-looking statements are qualified in their entirety by this cautionary statement. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Letter from Foxconn to the Company dated June 5, 2023
99.2	Letter from the Company to Foxconn dated June 7, 2023
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORDSTOWN MOTORS CORP.

	By:	/s/ Adam Kroll
	Name:	Adam Kroll
	Title:	Chief Financial Officer
Date: June 8, 2023